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                                                                   Exhibit 99(a)

PROXY

                        SPECIAL MEETING OF SHAREHOLDERS
                               NATIONAL BANCORP

                               __________, 1998

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                               NATIONAL BANCORP


     The undersigned shareholder of National Bancorp, an Indiana corporation, hereby appoints __________, __________, and __________, and any of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of Common Stock of National Bancorp which the undersigned is entitled to vote at the Special Meeting of Shareholders of National Bancorp (the "Special Meeting") to be held at __________________________________________ on ___________ __, 1998, at _____
__.m., local time, and at any adjournment or adjournments thereof, with all powers the undersigned would possess if personally present, on the following:

     Proposal to adopt and approve an Agreement and Plan of Merger, dated as of February 13, 1998, by and between CNB Bancshares, Inc., an Indiana corporation ("CNB"), and National Bancorp, providing for the merger of National Bancorp with and into CNB.

             [_] FOR             [_] AGAINST          [_] ABSTAIN

     Proposal to permit the Special Meeting to be adjourned or postponed, in the discretion of the proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the referenced Agreement and Plan of Merger.

             [_] FOR             [_] AGAINST          [_] ABSTAIN

The undersigned hereby ratifies and confirms that all said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the Special Meeting and the Proxy Statement/Prospectus accompanying it.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE. IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSALS DESCRIBED ABOVE.

Dated _________________, 1998.        SIGN HERE:

                                      -----------------------------------------
                                      -----------------------------------------
                                      Please insert date of signing. Sign
                                      exactly as name appears at left. Where
                                      stock is issued in two or more names, all should sign. If signing as attorney, administrator, executor, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix seal.